Exhibit 10.31

E-Commerce Automation System License Agreement

This LICENSE AGREEMENT (“Agreement”) is entered into effective as of the 14th day of December, 2005 (the “Effective Date”), by and between Yonce Properties, LLC having an office at c/o SolarWinds.Net, Inc, 8221 East 63 rd Place, Tulsa, OK 74136 (“Licensor”), and SolarWinds.Net, having an office at 8221 East 63rd Place, Tulsa Ok 74133 (“Licensee”).

RECITALS

A. SolarWinds Management, LLC and Yonce Management LLC (together, the “Selling Stockholders”) together with Licensee and Donald Yonce, an individual (“Yonce”), among others, have entered into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”);

B. Licensor has created and developed that certain E-Commerce Automation System described in Exhibit A hereto, which shall hereafter be referred to as the “E-Commerce Automation System”.

C. Pursuant to the Purchase Agreement, the Selling Stockholders have agreed to cause Licensor, an entity wholly owned by Yonce, to grant Licensee a non-exclusive, perpetual, fully paid-up, royalty-free license to use, copy and modify the E-Commerce Automation System, in accordance with the terms and conditions set forth herein.

D. Properties and SolarWinds now desire to carry out the intent and purpose of the Purchase Agreement by the execution and delivery of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein and in the Purchase Agreement, the parties hereto agree as follows:

1. Grant of License.

(a) Terms of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, perpetual, fully paid-up, royalty-free license to use, copy and modify the E-Commerce Automation System solely for internal use in the operation of Licensee’s business. Licensee may allow third party vendors and customer access to restricted areas of the E-Commerce Automation System as defined in Exhibit A. Licensee may sublicense its rights under this Agreement to its affiliates.

(b) Restrictions on License. The foregoing license shall be subject to the following restrictions:

i. Licensee shall not rent or lease the E-Commerce Automation System without Licensor’s express prior written consent.

ii. Licensee is authorized to brand the E-Commerce Automation System with “SolarWinds” and “SolarWinds.Net” but shall not brand the E-Commerce Automation System with a third party’s marks without Licensor’s express prior written consent.

iii. Licensee shall not distribute the E-Commerce Automation System to any third party, other than its affiliates, without Licensor’s express prior written consent.

2. Deliverables. Except for Licensor’s obligations for software support as set forth in Section 4, below, Licensor’s sole obligation to provide product or services hereunder shall consist of Licensor’s delivery to Licensee of a single copy of the E-Commerce Automation system, and all upgrades thereto, both in source code and object code form, provided a replacement copy for lost or damaged copies of the E-Commerce Automation System shall be provided by Licensor to Licensee upon Licensee’s written request at no charge. Licensee may make unlimited copies of the E-Commerce Automation System.

3. Warranty.

(a) Generally. Licensor warrants and represents that: (i) for a period of ninety (90) days after delivery of the E-Commerce Automation System to Licensee, the E-Commerce Automation System shall perform substantially in accordance with the then current Documentation, provided that Licensee uses the E-Commerce Automation System in accordance with such Documentation; and (ii) to Licensor’s knowledge, the E-Commerce Automation System does not and shall not infringe the intellectual property rights of any third party.

(b) Disclaimer. THE FOREGOING ARE LICENSOR’S ONLY WARRANTIES TO LICENSEE. LICENSOR DOES NOT WARRANT THAT THE OPERATION OF THE E-COMMERCE AUTOMATION SYSTEM WILL BE UNINTERRUPTED OR ERROR FREE. TO THE EXTENT PERMITTED BY LAW, LICENSOR DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4. Proprietary Rights.

(a) Ownership of Licensed Products and Documentation. Licensee acknowledges that Licensor is the owner of the Licensed Products and Documentation and that Licensee is acquiring only a limited use, copy and modification right under this Agreement. Licensee shall not take any actions that are inconsistent with Licensor’s ownership rights in the E-Commerce Automation System and Documentation. Without limitation, Licensee shall not alter any copyright notices relating to the E-Commerce Automation System or the Documentation that Licensor places on or in the E-Commerce Automation System or any component thereof.

(b) Ownership of Modifications. Licensee shall own all right, title and interest in and to all modifications created by Licensee or on Licensee’s behalf, subject to Licensor’s ownership of the E-Commerce Automation System. Licensee shall have all rights of an owner with respect to such modifications, including, without limitation, the right to commercialize and otherwise exploit such modifications.

5. Term and Termination.

(a) Term. The term of this Agreement shall begin on the Effective Date and continue indefinitely unless terminated as provided herein.

(b) Termination. Without limiting any other rights either party may have, each party may terminate this Agreement upon notice to the other party:

i. In the event of either party’s dissolution, or the liquidation of either party’s assets (except in connection with the merger or reorganization of such party or the sale of substantially all of such party’s assets); or

ii. In the event of the filing of a voluntary petition in bankruptcy by the other party, or the filing of an involuntary petition in bankruptcy against the other party that is not dismissed within sixty (60) days after filing; or

iii. In the event of an assignment by either party for the benefit of creditors; or

iv. In the event a receiver or a trustee is appointed to take over all or a portion of the other party’s assets; or

In addition, Licensee may terminate this Agreement at any time by delivering written notice of such termination to Licensor and complying with the post-termination obligations described in this Section.

(c) Consequences of Termination. Upon termination for reasons other than Licensor’s breach of the terms of this Agreement, Licensee shall immediately cease use of the E-Commerce Automation System, Documentation and any Licensor confidential information in licensee’s possession (“Licensed Materials”), remove all copies of the Licensed Materials from Licensee’s system and files, and return to Licensor (or at the option of Licensor, destroy) all Licensed Materials in Licensee’s possession. Notwithstanding the foregoing, Licensee shall retain and own modifications to the E-Commerce Automation System made by Licensee or on Licensee’s behalf (subject to Licensor’s ownership of the E-Commerce Automation System). The license granted hereunder shall survive termination resulting from Licensor’s breach of the terms of this Agreement.

(d) Survival. Upon termination of this Agreement, the rights and obligations of the parties under this Agreement shall terminate except for (1) such rights and obligations, which are expressly provided herein to survive termination, and (2) Sections 1, 5, 8, and 9.

6. Miscellaneous Provisions.

(a) Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, LOST DATA, COST OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

(c) Venue. Any action or proceeding arising directly or indirectly from this Agreement shall be litigated in an appropriate state or federal court in the County of Tulsa, State of Oklahoma. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Oklahoma State or U.S. Federal law.

(d) Force Majeure. No party shall be deemed in default of this Agreement if prevented from meeting a deadline or complying with any obligation due to an act of God, riots, public disturbances, strike or similar labor action, fire, flood, earthquake, war or other military or civil disturbances, embargo. Such prevention includes compliance with any law, decree, regulation, order, or act of a governmental body, agency or authority, or similar causes not within the reasonable control of the party whose performance is interfered with and which, by the exercise of reasonable diligence said party is unable to prevent. The party so suffering may, at its option, suspend, without liability, the performance of its obligations hereunder during the period such cause continues, and extend the period to perform such obligations equal to the period of suspension.

(e) Descriptive Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning of any such provisions.

(f) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the parties with respect to the subject matter herein, and supersedes and replaces all prior agreements and understandings, whether oral or written with respect to such matters. The provisions of this Agreement may be waived, altered, amended or replaced in whole or in part only upon the written consent of the parties to this Agreement.

(g) Severability. If for any reason any provision of this Agreement is determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party. In the event that a provision of this Agreement is stricken, Licensee and Licensor agree to replace such stricken provision with a new provision, which has the most nearly similar permissible effect. Similarly, if any provision of this Agreement is determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by law.

(h) Successors and Assigns. Licensor shall not assign its rights or delegate its duties hereunder without the prior written consent of Licensee, which shall not be unreasonably withheld or delayed. Licensee may assign its rights or delegate its duties hereunder at any time and for any reason upon written notice to Licensor. All covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

(i) Days. Whenever the term day is used herein, unless otherwise stated, it refers to calendar days.

(j) Notices. All notices, requests, demands, instructions or other communications required or given under this Agreement shall be in writing. Such notices shall be deemed to have been duly given upon delivery if delivered personally, by one (1) day courier, by facsimile transmission where receipt is acknowledged by the receiving machine, by prepaid telegram, or mailed first class, postage prepaid, registered, certified mail or return receipt requested. If delivered as such, it shall be deemed received seventy-two (72) hours after such delivery to the applicable party’s address. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

(k) Independent Contractor. The parties acknowledge that each party is an independent contractor and that this Agreement does not appoint a party as the agent or representative of the other party hereto. Nor does this Agreement create a partnership, joint venture or other joint relationship between the parties and that no party shall have by reason of this Agreement the right or authority to bind the other parties in any manner whatsoever.

(l) Signatures. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly empowered representatives.

Yonce Properties		SolarWinds.Net

By:	/s/ David Yonce	By:	/s/ David Yonce
(Signature)		(Signature)

David Yonce		David Yonce
(Name)		(Name)

Manager		President
(Title)		(Title)

12/14/05		12/14/05
(Date)		(Date)

EXHIBIT A

E-Commerce Automation System

The E-Commerce Automation System is an e-commerce business software application designed to function as a web based E-Commerce Automation System allowing access of up to up to twenty unique user logon accounts. Access can either be locally attached or remotely accessed from anywhere in the world via secure VPN.

Key functional processes and deliverables of the Systems E-Commerce Automation System are as follows:

A.	Order Processing

•	Collect and Process on-line orders from various E-Commerce services.

•	Allow for the easy entry of customer and reseller purchase order information.

•	Automatic real-time fraud detection and flagging of suspect orders.

•	Ability to process real-time credit card processing for telephone sales.

•	Allow promotional licenses to be issued to schools, magazines, non-profit, resellers, etc.

•	Ability to process Purchase orders, Checks, Debit/Credit cards, Wire transfers and Bank ACH payments

•	Ability to refund and partial or entire orders online.

B.	Quote Management

•	Create quotes for Purchase Orders, Wire Transfer, Credit Card, Check, etc.

•	Allow potential customers and sales personnel to generate quotes on-line.

•	Track and manage outstanding quotes.

•	Assign quotes to inside sales personnel for follow-up.

C.	Customer Account Management

•	Create an track all facets of a customer account and order history including license details

•	Automatic assignment of Customer IDS and passwords.

D.	Reseller Management

•	Create a fully automated reseller management

•	Automated web-based reseller area allows resellers to access information on-line without the need for admin / support personnel

•	Allow resellers to view all aspects of their business and their customers account activity.

•	View and print invoices, orders, customer info, etc.

•	Automatic lead referral system that tracks and distributes potential customers to SolarWinds sales personnel as well as SolarWinds resellers.

E.	Software License Management

•	Develop an on-line key system to automatically manage and control the activation of SolarWinds software licenses

•	Develop a system to automatically retrieve license key information from a central key servers and transfer it directly to the customers software application for activation

•	Develop a highly secure 120 bit DES encryption with multiple levels of security

1)	SSL secure session

2)	Key request/response packet encryption

3)	Serial number/Key encryption

4)	Machine, software package, and customer information must match serial number/key pair exactly

5)	Customer account must be up to date.

•	Support an unlimited number of software packages with an unlimited number of license levels.

•	Support hundreds of thousands of concurrent customers.

•	Automatically issue replacement keys when customers rebuild and/or replace their machines.

•	Detects licensing “cracks and hacks” schemes in real-time and shows statistics of license violations.

•	Record details on companies and users that violate licensing.

F.	Accounts Receivable

•	Develop a comprehensive Accounts Receivable Collection Management System that automatically notifies past due accounts and sends notices.

•	Develop a Collection Follow-up and note management allows anyone to see payment status and collection history for each customer at a glance.

G.	Direct Marketing

•	Track and manage the processing of direct e-mail marketing to any subset of Potential or current customers.

•	Provide for the ability to print custom labels and envelopes.

H.	Customer Area

•	Provide a system that enables customers to download only the software they have purchased.

•	Support an unlimited number of download servers all over the world.

•	Provide for SolarWinds customers to automatically purchase and receive upgrades to their licensed software.

•	Provide customers with the ability to view and print their own invoices. This wilt reduce support calls and greatly reduce postage fees and administration head count.

•	Provide customers the ability to track their own orders and shipments.

I.	Customer Response and Feedback management

•	Provide a centralized management utility whereby customer can submit support questions and provide feedback to developers.

•	Construct an On-line knowledge base of bugs, fixes, FAQ’s and problems. This knowledge base must be easily searched by both Customer Support technicians and end users via a web interface.

J.	Order Processing and Shipping System

•	The order processing and shipping system must be fully automated and integrated with the rest of the other ecommerce modules.

•	Provide the ability to easily process daily software shipments to a customer with limited administrative overhead.

•	Automatically generate and track all shipments based on customer orders.

•	Ability to support all major carriers: UPS, USPS, FEDEX, etc.

•	Provide customers the ability to track their own shipments.

•	Provide a direct interface into the UPS shipping systems.

K.	Software Maintenance Shipments

•	Automated process that manages the periodic software maintenance upgrades.

•	Automatically “expire” customer maintenance on schedule.

•	Automatically process batch shipments of annual software maintenance shipments including the printing of envelopes, labels, postage, etc.